Consent of Independent Registered Public Accounting Firm
The Board of Directors
Computer Associates International, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-127602, 333-127601, 333-120849, 333-126273, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 33-30347, 33-35515, 2-92355, 2-87495 and 2-79751) of Computer Associates International, Inc. of our report dated October 18, 2005, with respect to the consolidated balance sheets of Computer Associates International, Inc. and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, which report appears in the Current Report on Form 8-K/A of Computer Associates International, Inc.
As discussed in Notes 2, 3 and 10, the Company’s consolidated financial statements as of March 31, 2001 and 2000 and for each of the years then ended have been restated.
/s/ KPMG LLP
New York, New York
October 18, 2005